UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K
CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): November 1, 2023 (October 31, 2023)

BUNGE GLOBAL SA

(Exact name of Registrant as specified in its charter)

Switzerland (State or other jurisdiction of incorporation)	001-16625 (Commission File Number)	98-1743397 (I.R.S. Employer Identification No.)

Route de Florissant 13, 1206 Geneva, Switzerland (Address of registered office and principal executive offices)	N.A. (Zip code)

1391 Timberlake Manor Parkway Chesterfield, Missouri (Address of corporate headquarters)	63017 (Zip code)

(314) 292-2000
(Registrant’s telephone number, including area code)

BUNGE LIMITED
(Former name or former address, if changes since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Registered Shares, $0.01 par value per share	BG	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Explanatory Note

At 12:01 a.m., Eastern Time, on November 1, 2023 (the “Effective Time”), Bunge Limited, a Bermuda company (“Bunge Bermuda”), completed the previously disclosed Bermuda Law Scheme of Arrangement (the “Scheme of Arrangement”) that effected certain transactions (the “Redomestication”) resulting in the shareholders of Bunge Bermuda becoming the holders of all the issued and outstanding common shares of Bunge Global SA, a Swiss corporation (“Bunge Global”).

As previously disclosed, the Redomestication was approved by Bunge Bermuda's shareholders at an extraordinary general meeting held on October 5, 2023. The terms and conditions of the Scheme of Arrangement were sanctioned by the Bermuda Court by an order (“Order”) and the Order was delivered to the Registrar of Companies in Bermuda as required by Section 99 of the Companies Act 1981 of Bermuda.

In connection with the Redomestication, Bunge Bermuda, Bunge Global and Bunge MergerCo (as defined below), entered into the Agreement and Plan of Merger (as defined below), pursuant to which, among other things:

●	Bunge Bermuda merged with and into Bunge MergerCo, following which Bunge Bermuda survived as a direct, wholly-owned subsidiary of Bunge Global; and

●	Each common share of Bunge Bermuda, par value $0.01 per share (the “BLTD Shares”), was cancelled in exchange for an equal number of registered shares of Bunge Global, par value $0.01 per share (the “Bunge Global Shares”).

Prior to the opening of trading on the New York Stock Exchange (the “NYSE”) on November 1, 2023, the BLTD Shares were suspended from trading, and the Bunge Global Shares were listed and commenced trading on the NYSE under the ticker symbol “BG” on the same day. Bunge Global expects NYSE to file a Form 25 to delist the Common Shares from NYSE and from registration under Section 12(b) of the Exchange Act and will file a Form 15 with the SEC to terminate the registration under the Exchange Act of BLTD Shares and suspend all its reporting obligations under Sections 12(g) and 15(d) of the Exchange Act 10 days after the date such Form 25 is filed.

The Bunge Global Shares were exempt from registration under Section 3(a)(10) of the Securities Act of 1933, as amended. Pursuant to Rule 12g-3(a) under the Exchange Act, Bunge Global is the successor issuer to Bunge Bermuda, the Registered Shares are deemed to be registered under Section 12(b) of the Exchange Act, and Bunge Global is subject to the periodic and current reporting requirements of the Exchange Act and the rules and regulations promulgated thereunder.

The Bunge Global Shares began trading on NYSE under the symbol “BG,” which is the same symbol under which the BLTD Shares were previously traded. The CUSIP number for the Bunge Global Shares is H11356104.

Item 1.01	Entry into Material Definitive Agreements

Agreement and Plan of Merger

On October 31, 2023, in connection with the Redomestication, Bunge Bermuda, Horizon Merger Company Limited, a Bermuda exempted company newly formed for the purpose of merging with Bunge Bermuda in the Redomestication (“Bunge MergerCo”), and Bunge Global entered into an Agreement and Plan of Merger (the “Agreement and Plan of Merger”), pursuant to which Bunge Bermuda merged with and into Bunge MergerCo, following which, Bunge Bermuda survived as a direct, wholly-owned subsidiary of Bunge Global. A copy of the Agreement and Plan of Merger is attached hereto as Exhibit 2.1.

Amendment to Credit Facilities

Pursuant to amendments previously disclosed on June 21, 2023, effective in connection with the consummation of the Redomestication, Bunge Global assumed all of the guarantees of Bunge Bermuda under the credit facilities of Bunge Limited Finance Corp. (“Bunge Finance”) and Bunge Finance Europe B.V. (“Bunge Finance Europe”), each of which became a wholly owned subsidiary of Bunge Global following the Redomestication.

Supplemental Indentures

Effective in connection with the consummation of the Redomestication, Bunge Global also executed supplemental indentures with U.S. Bank Trust Company, National Association to guarantee the obligations of Bunge Finance under its existing indentures relating to the 1.63% Senior Notes due 2025, 3.25% Senior Notes due 2026, 3.75% Senior Notes due 2027 and 2.75% Senior Notes due 2031, respectively.

The foregoing descriptions of these supplemental indentures do not purport to be complete and are qualified in their entirety by reference to the full text thereof included as Exhibits 4.1 to 4.4 hereto and incorporated by reference herein.

Item 2.01	Completion of Acquisition or Disposition of Assets.

The information set forth in the Introductory Note and Item 1.01 of this Current Report on Form 8-K is incorporated by reference into this Item 2.01.

Item 2.03	Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant

Effective in connection with the consummation of the Redomestication, Bunge Global assumed all of the guarantees of Bunge Bermuda under the existing credit agreements and senior notes of Bunge Finance and Bunge Finance Europe, each of which became a wholly owned subsidiary of Bunge Global following the Redomestication.

The information set forth in Item 1.01 of this Current Report on Form 8-K is hereby incorporated by reference in this Item 2.03.

Item 3.02	Unregistered Sales of Equity Securities

The information included under the Introductory Note and Item 5.03 hereof are incorporated by reference in this Item 3.02.

Item 3.03	Material Modification to the Rights of Security Holders

The information included under the Introductory Note and Item 5.03 hereof are incorporated by reference in this Item 3.03.

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangement of Certain Officers

Directors and Executives

As previously outlined in Bunge Bermuda’s definitive proxy statement filed with the SEC on August 7, 2023 (the “Redomestication Proxy Statement”), as of November 1, 2023, following completion of the Redomestication, the directors and executive officers of Bunge Bermuda immediately prior to the completion of the Redomestication became the directors and executive officers of Bunge Global. Bunge Global’s directors (whose terms run until the 2024 annual general meeting of Bunge Global) are Eliane Aleixo Lustosa de Andrade, Sheila Bair, Carol Browner, Gregory A. Heckman, Bernardo Hees, Michael Kobori, Monica McGurk, Kenneth Simril, Henry (Jay) Winship and Mark Zenuk.

In addition, as of November 1, 2023, following completion of the Redomestication, Bunge Global’s Board of Directors replicated the committees of the Board of Directors that previously were in place for Bunge Bermuda, which are the Audit Committee, the Human Resources and Compensation Committee, the Enterprise Risk Management Committee, the Corporate Governance and Nominations Committee and the Sustainability and Corporate Responsibility Committee.

Employee Incentive Plans and Awards

Effective as of November 1, 2023, Bunge Bermuda amended and restated the 2009 Bunge Equity Incentive Plan, the Bunge 2016 Equity Incentive Plan and the Bunge 2017 Non-Employee Director Equity Incentive Plan (collectively, the “Plans”) to provide for the issuance of Bunge Global Shares instead of the BLTD Shares in connection with the awards under the Plans. Additionally, the amendments to the Plans include changes to comply with Swiss law regarding minimum payment for shares, share sourcing, the form of shares, data protection and forfeiture of restricted shares.

A copy of each Plan, as amended, is filed herewith as Exhibit 10.1, 10.2, and 10.3, respectively, and incorporated herein by reference, and the foregoing summary of the Plans is qualified in its entirety by reference to such exhibits.

Item 5.03	Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year

The Company’s Swiss Articles of Association and Organizational Regulations became effective as of the completion of the Redomestication on November 1, 2023. Set forth below is a description of the share capital of Bunge Global.

DESCRIPTION OF BUNGE GLOBAL SHARES

The following description of Bunge Global’s share capital is a summary. This summary is not complete and is subject to the complete text of Bunge Global’s Articles of Association and Organizational Regulations (the latter being analogous to bylaws) attached as Exhibit 3.1 and Exhibit 3.2, respectively, to this Current Report on Form 8-K, which are incorporated herein by reference. Bunge Global encourages you to read those documents carefully. The Articles of Association include certain share, share capital and par value numbers that were intentionally left blank in the applicable annex to the Redomestication Proxy Statement.

Capital Structure

The Common Shares are the only outstanding shares of Bunge Global.

Issued Share Capital: In connection with the Redomestication, Bunge Global issued one Common Share, in exchange for, on a one-for-one basis, each issued and outstanding Bunge Bermuda common share. Bunge Global also issued 16,141,494 treasury shares to Bunge Bermuda for future use, to satisfy Bunge Global’s obligations to deliver Common Shares in connection with awards granted under equity incentive plans and for such other purposes as Bunge Global’s board of directors may determine. Bunge Global assumed Bunge Bermuda’s existing obligation to deliver shares under such equity incentive plans. As of October 31, 2023, the registered share capital of Bunge Global is 161,429,472, comprising of 161,429,472 Common Shares, including 16,141,494 treasury shares.

Capital Band: Bunge Global has a capital band ranging from $1,291,435.78 (lower limit) to $2,421,442.08 (upper limit) and Bunge Global’s board of directors is authorized to increase or reduce, within such range, the share capital once or several times and in any (partial) amount or to cause Bunge Global or any of Bunge Global’s group of companies to acquire (including under a share repurchase program) Common Shares directly or indirectly, until October 19, 2028, without shareholder approval. Approximately 65.6 million shares are reserved for issuance as consideration in connection with the anticipated completion of business combination agreement with Viterra Limited ("Viterra Acquisition").

In the event of a share issuance within Bunge Global’s capital band, Bunge Global’s board of directors determines all relevant terms of the issuance, including the date of the issuance, the issuance price, the type of contribution, the beginning date for dividend entitlement and, subject to the provisions of Bunge Global’s articles of association, the conditions for the exercise of the subscription rights with respect to the issuance. Bunge Global’s board of directors may allow subscription rights that are not exercised to expire, or it may place such rights or Common Shares, the subscription rights of which have not been exercised, at market conditions or use them otherwise in the interest of Bunge Global. After October 19, 2028, the capital band will be available to Bunge Global’s board of directors for issuance of additional Common Shares only if the authorization is reapproved by shareholders.

In a share issuance based on Bunge Global’s capital band, Bunge Global’s shareholders have subscription rights to obtain newly issued Common Shares in an amount proportional to the par value of the Common Shares they already hold. However, Bunge Global’s board of directors may withdraw or limit these subscription rights in certain circumstances as set forth in Bunge Global’s articles of association, including in connection with the Viterra Acquisition.

Conditional Share Capital: Bunge Global’s articles of association provide for a conditional capital that authorizes the issuance of additional Common Shares up to a maximum amount of 20% of the share capital registered in the commercial register (corresponding to up to 32,285,894 Common Shares) without obtaining additional shareholder approval. These Common Shares may be issued:

●	with respect to up to 19,371,536 fully paid-in Common Shares, further to the exercise or conversion, exchange, option, warrant, subscription or other rights to acquire Common Shares or through obligations to acquire Common Shares or further to obligations to acquire Common Shares that are or were granted to or imposed upon shareholders or third parties alone or in connection with bonds, notes, loans, options, warrants or other securities or contractual obligations of Bunge Global or any of Bunge Global’s group companies; or

●	with respect to up to 12,914,358 fully paid-in Common Shares, to members of Bunge Global’s board of directors, members of the executive management team, officers, employees, contractors or consultants of Bunge Global or Bunge Global’s group companies, or other persons providing services to Bunge Global or Bunge Global’s group companies under the terms of Bunge Global’s equity incentive plans.

In connection with the issuance of bonds, notes, loans, options, warrants or other securities or contractual obligations convertible into or exercisable or exchangeable for Bunge Global’s Common Shares, Bunge Global’s board of directors is authorized to withdraw or limit the advance subscription rights of shareholders in certain circumstances.

The subscription rights of shareholders are excluded with respect to Common Shares issued to members of Bunge Global’s board of directors, members of the executive management team, officers, employees, contractors, consultants or other persons providing services to Bunge Global or any of Bunge Global’s group companies under the terms of Bunge Global’s equity incentive plans.

Other Classes or Series of Shares: Bunge Global’s board of directors may not create shares with increased voting powers without the affirmative resolution adopted by shareholders holding at least two-thirds of the voting rights and a majority of the par value of the Common Shares represented at a general meeting.

Subscription Rights and Advance Subscription Rights

Under the Swiss Code of Obligations (the “Swiss Code”), the prior approval of a general meeting of shareholders is generally required to authorize the issuance, or authorization of the board of directors for the later issuance, of Common Shares, or rights to subscribe for, or convert into, Common Shares (which rights may be connected to debt instruments or other financial obligations). In addition, the existing shareholders will have subscription rights in relation to such Common Shares or rights in proportion to the respective par values of their holdings. The shareholders may, with the affirmative vote of shareholders holding two-thirds of the voting rights and a majority of the par value of the Common Shares represented at the general meeting, withdraw or limit the subscription rights for valid reasons (such as a merger, an acquisition or any of the reasons authorizing Bunge Global’s board of directors to withdraw or limit the subscription rights of shareholders in the context of the capital band as described below).

If the general meeting of shareholders has approved the creation of a capital band or conditional share capital, it will generally delegate the decision whether to withdraw or limit the subscription rights (with respect to the issuance of new Common Shares) and advance subscription rights (with respect to the issuance of convertible or similar instruments) for valid reasons to Bunge Global’s board of directors. Bunge Global’s articles of association provide for this delegation with respect to Bunge Global’s capital band and conditional share capital in the circumstances described below under “—Capital Band” and “—Conditional Share Capital.”

Capital Band: Bunge Global’s board of directors is authorized to withdraw or limit the subscription rights with respect to the issuance of Common Shares based on the capital band and allocate such rights to third parties (including individual shareholders), the company or any of its group companies:

●	for purposes of issuing the share consideration upon and subject to the completion of the Viterra Acquisition;

●	if the issue price of the new Common Shares is determined by reference to the market price;

●	for raising equity capital in a fast and flexible manner, which would not be possible, or would only be possible with great difficulty or at significantly less favorable conditions, without the exclusion of the subscription rights of existing shareholders;

●	for the acquisition of companies, part(s) of companies or investments thereof, for the acquisition of products, intellectual property or licenses by or for investment projects of Bunge Global or any of Bunge Global’s group companies, or for the financing or refinancing of any of such transactions through a placement of Common Shares;

●	for purposes of broadening Bunge Global’s shareholder constituency in certain financial or investor markets, for purposes of the participation of strategic partners including financial investors, or in connection with the listing of new Common Shares on domestic or foreign stock exchanges;

●	for purposes of granting an over-allotment option of up to 20% of the total number of Common Shares in a placement or sale of Common Shares to the respective initial purchaser(s) or underwriter(s); or

●	for the participation of members of Bunge Global’s board of directors, members of the executive management team, officers, employees, contractors, consultants or other persons performing services for the benefit of Bunge Global or any of Bunge Global’s group companies.

Conditional Share Capital: In connection with the issuance of bonds, notes, loans, options, warrants or other securities or contractual obligations convertible into or exercisable or exchangeable for Bunge Global’s Common Shares, the subscription rights of shareholders are excluded and Bunge Global’s board of directors is authorized to withdraw or limit the advance subscription rights of shareholders with respect to Common Shares issued from Bunge Global’s conditional share capital if (1) there is a valid reason to withdraw or limit subscription rights of shareholders in connection with the issuance of shares based on the capital band (see immediately above) or (2) the bonds or similar instruments are issued on appropriate terms.

If the advance subscription rights are withdrawn or limited:

●	the acquisition price of the Common Shares shall be set considering the market price prevailing at the date on which the instruments or obligations are issued and;

●	the instruments or obligations may be converted, exchanged or exercised during a maximum period of 30 years from the date of the relevant issuance of or entry into the instruments or obligations.

The subscription rights and the advance subscription rights of shareholders are excluded with respect to Common Shares issued from Bunge Global’s conditional share capital to members of Bunge Global’s board of directors, members of the executive management team, officers, employees, contractors, consultants or other persons providing services to Bunge Global or any of Bunge Global’s group companies under the terms of Bunge Global’s equity incentive plans.

Distributions of Dividends

Under Swiss law, distributions of dividends may be paid out only if the company has sufficient distributable profits from the previous fiscal years, or if the company has freely distributable reserves, including out of capital contribution reserves, each as will be presented on the balance sheet included in the annual standalone statutory financial statements of Bunge Global. The affirmative vote of shareholders holding a majority of the votes cast at a general meeting (whereby abstentions, broker nonvotes, blank or invalid ballots shall be disregarded for purposes of establishing the majority) must approve distributions of dividends. Bunge Global’s board of directors may propose to shareholders that a distribution of dividend be paid but cannot itself authorize the dividend.

Under the Swiss Code, if Bunge Global’s statutory reserves amount to less than 20% of the share capital recorded in the commercial register (i.e., 20% of the aggregate par value of Bunge Global’s registered capital), then at least 5% of Bunge Global’s annual profit must be allocated to the statutory profit reserve. The Swiss Code and Bunge Global’s articles of association permit Bunge Global to accrue additional reserves. In addition, Bunge Global is required to create a special reserve on its stand-alone annual statutory balance sheet in the amount of the purchase price of Common Shares any of its group companies repurchase, which amount may not be used for dividends or subsequent repurchases. Common Shares held directly by Bunge Global are presented on the stand-alone annual statutory balance sheet as a reduction of total shareholders' equity.

Swiss companies generally must maintain a separate company, stand-alone “statutory” balance sheet for the purpose of, among other things, determining the amounts available for the return of capital to shareholders, including by way of a distribution of dividends. Bunge Global’s auditor must confirm that a dividend proposal made to shareholders complies with the requirements of the Swiss Code and Bunge Global’s articles of association. Dividends are usually due and payable shortly after the shareholders have passed a resolution approving the payment; however, it is also possible to pay dividends or other distributions in, for example, quarterly instalments. Bunge Global’s articles of association provide that dividends that have not been claimed within five years after the due date become Bunge Global’s property and are allocated to the statutory profit reserves.

We expect to declare any distribution of dividends and other capital distributions in U.S. dollars.

Repurchases of Common Shares

The Swiss Code limits a company’s ability to hold or repurchase its own common shares. Bunge Global may only repurchase Common Shares if and to the extent that sufficient freely distributable reserves are available, as described above. The aggregate par value of all the Common Shares held by Bunge Global may not exceed 10% of the registered share capital. However, Bunge Global may repurchase Bunge Global’s Common Shares beyond the statutory limit of 10% if the shareholders have passed a resolution at a general meeting of shareholders (including as part of the capital band provision included in Bunge Global’s articles of association) authorizing Bunge Global’s board of directors to repurchase Common Shares in an amount in excess of 10% and the repurchased shares are dedicated for cancellation. Any Common Shares repurchased pursuant to such an authorization will then be cancelled either upon the approval of shareholders holding a majority of votes cast at a general meeting (whereby abstentions, broker nonvotes, blank or invalid ballots shall be disregarded for purposes of establishing the majority) or, if the authorization is contained in the capital band provision of Bunge Global’s articles of association, upon Bunge Global’s board of directors effecting the cancellation based on the authority granted to it in the capital band provision. Repurchased Common Shares held by Bunge Global do not carry any rights to vote at a general meeting of shareholders but are entitled to the economic benefits generally associated with the shares.

Reduction of Share Capital

Capital distributions may also take the form of a distribution of cash or property that is based upon a reduction of Bunge Global’s share capital recorded in the commercial register. Such a capital reduction requires the approval of shareholders holding a majority of votes cast at a general meeting (whereby abstentions, broker nonvotes, blank or invalid ballots shall be disregarded for purposes of establishing the majority). A special audit report must confirm that creditors’ claims remain fully covered despite the reduction in the share capital recorded in the commercial register. On or before the approval by the general meeting of shareholders of the capital reduction, Bunge Global’s board of directors must give public notice of the capital reduction resolution in the Swiss Official Gazette of Commerce and notify creditors that they may request, within thirty days, satisfaction of or security for their claims (to the extent that the coverage of creditors' claims prior to the capital reduction has been reduced). The obligation to provide security does not apply if the reduction of the share capital does not jeopardize the satisfaction of the creditors' claims. If an unqualified special audit report is available, the law presumes that creditors' claims are not jeopardized. The presumption may be rebutted by creditors in exceptional circumstances.

General Meetings of Shareholders

The general meeting of shareholders is Bunge Global’s supreme corporate body. Ordinary and extraordinary shareholders' meetings may be held. Among other things, the following powers will be vested exclusively in the general meeting of shareholders:

●	adoption and amendment of Bunge Global’s articles of association;

●	election of the chair and the members of Bunge Global’s board of directors, the members of the compensation committee, the auditor and the independent voting rights representative;

●	approval of the annual management report, the stand-alone statutory financial statements and the consolidated financial statements;

●	approval on the allocation of profit shown on the balance sheet contained in the stand-alone statutory financial statements of the company, in particular the determination of dividend and other capital distributions to shareholders (including by way of repayment of statutory capital reserve (such as in the form of qualifying capital contribution reserves));

●	discharge of the members of Bunge Global’s board of directors and the persons entrusted with management from liability for business conduct to the extent such conduct is known to the shareholders;

●	the approval of the compensation of Bunge Global’s board of directors and the executive management team pursuant to the articles of association, and the advisory vote on the report (established under Swiss law) pertaining to the compensation of Bunge Global’s board of directors and executive management in the prior fiscal year;

●	the delisting of Bunge Global’s equity securities;

●	the approval of the report on non-financial matters pursuant to article 964c of the Swiss Code; and

●	any other resolutions that are submitted to a general meeting of shareholders pursuant to law, Bunge Global’s articles of association or by voluntary submission by Bunge Global’s board of directors (unless a matter is within the exclusive competence of Bunge Global’s board of directors pursuant to the Swiss Code).

Under the Swiss Code and Bunge Global’s articles of association, Bunge Global must hold an annual, ordinary general meeting of shareholders within six months after the end of its fiscal year for the purpose, among other things, of approving the annual (standalone and consolidated) financial statements and the annual management report, annually electing the chair of Bunge Global’s board of directors and the directors, the members of the compensation committee, and annually approving the maximum aggregate compensation payable to Bunge Global’s board of directors and the members of the executive management team. The invitation to general meetings may, at the election of Bunge Global’s board of directors, be published in the Swiss Official Gazette of Commerce, be included in the proxy statement filed in connection with the relevant ordinary general meeting, or given to the most recent contact information of the shareholders at least 20 calendar days prior to the relevant general meeting of shareholders. No resolutions may be passed at a shareholders' meeting concerning agenda items for which proper notice was not given. This does not apply, however, to proposals made during a shareholders' meeting to convene an extraordinary meeting, to initiate a special investigation or to elect an auditor. No previous notification will be required for proposals concerning items included on the agenda or for debates as to which no vote is taken.

Annual general meetings of shareholders may be convened by Bunge Global’s board of directors or, under certain circumstances, by the auditor. A general meeting of shareholders can be held in Switzerland or abroad. Bunge Global expects to set the record date for each general meeting of shareholders on a date not more than 20 calendar days prior to the date of each general meeting and announce the date of the general meeting of shareholders prior to the record date.

An extraordinary general meeting may be called in the circumstances provided by law, the resolution of Bunge Global’s board of directors or, under certain circumstances, by the auditor. In addition, Bunge Global’s board of directors is required to convene an extraordinary general meeting of shareholders if so resolved by the general meeting of shareholders, or if so requested by shareholders holding an aggregate of at least 5% of the Common Shares or votes, specifying the items for the agenda and their proposals. Bunge Global’s board of directors may include any additional agenda items or proposals. If Bunge Global’s board of directors does not comply with the request to publish the notice of the extraordinary general meeting within a reasonable period of time, but at the latest within 60 days, the requesting shareholders may request the court to order that the meeting be convened.

Under Bunge Global’s articles of association, shareholders who hold, alone or together, at least 0.5% of the share capital or votes and are insofar recorded in the share register may request that an item be included on the agenda of a general meeting of shareholders. Such shareholder may also nominate one or more directors for election. A request for inclusion of an item on the agenda must be in writing and received by Bunge Global at least 120 but not more than 150 calendar days prior to the meeting. To nominate a nominee, the shareholder must, no earlier than 150 calendar days and no later than 120 calendar days prior to the first anniversary of the date (as stated in the Bunge Global’s proxy materials) on which Bunge Global’s definitive proxy statement for the prior year’s annual general meeting was first released to Bunge Global’s shareholders, deliver a notice to, and such notice must be received by, Bunge Global at its registered office; provided, however, that if the annual general meeting is not scheduled to be held within a period beginning 30 days before such anniversary date and ending 30 days after such anniversary date, the notice shall be given in the manner provided herein by the later of the close of business on the date that is 180 days prior to such other meeting date or the tenth day following the date that Bunge Global first make public disclosure regarding such other meeting date. The request must specify the relevant agenda items and proposals, together with evidence of the required shares recorded in the share register, as well as any other information as would be required to be included in a proxy statement pursuant to the rules of the SEC.

Under the Swiss Code, a general meeting of shareholders for which a notice of meeting has been duly published may not be adjourned without publishing a new notice of meeting.

Voting

Each Common Share carries one vote at a general meeting of shareholders. Voting rights may be exercised by shareholders registered in Bunge Global’s share register, through the independent voting rights representative elected by shareholders at each annual general meeting, their legal representative or, on the basis of a written proxy, by any other representative who need not be a shareholder.

Shareholders wishing to exercise their voting rights who hold their shares through a broker, bank or other nominee should follow the instructions provided by such broker, bank or other nominee or, absent instructions, contact such broker, bank or other nominee for instructions. Shareholders holding their shares through a broker, bank or other nominee will not automatically be registered in Bunge Global’s share register. If any such shareholder wishes to be registered in Bunge Global’s share register, such shareholder should contact the broker, bank or other nominee through which it holds Bunge Global’s Common Shares.

Our articles of association do not limit the number of Common Shares that may be voted by a single shareholder.

Treasury shares, whether owned by Bunge Global or one of Bunge Global’s controlled subsidiaries, will not be entitled to vote at general meetings of shareholders.

Pursuant to the Swiss Code, shareholders have the exclusive right to determine the following matters:

●	adoption and amendment of Bunge Global’s articles of association;

●	election of members of Bunge Global’s board of directors, its chair, the members of the compensation committee, the independent voting rights representative, and the statutory auditor;

●	approval of the annual business report, the stand-alone statutory financial statements and the consolidated financial statements;

●	approval on the allocation of profit shown on the balance sheet contained in the stand-alone statutory financial statements of the company, in particular the determination of dividend and other capital distributions to shareholders (including by way of repayment of statutory capital reserve (such as in the form of qualifying capital contribution reserves);

●	discharge of the members of Bunge Global’s board of directors and the persons entrusted with management from liability for previous business conduct to the extent such conduct is known to the shareholders;

●	the approval of the compensation of Bunge Global’s board of directors and the executive management team pursuant to the articles of association, and the advisory vote on the report (established under Swiss law) pertaining to the compensation of Bunge Global’s board of directors and executive management in the prior fiscal year;

●	the delisting of Bunge Global’s equity securities;

●	the approval of the report on non-financial matters pursuant to article 964c CO; and

●	any other resolutions that are submitted to a general meeting of shareholders pursuant to law, Bunge Global’s articles of association or by voluntary submission by Bunge Global’s board of directors (unless a matter is within the exclusive competence of Bunge Global’s board of directors pursuant to the Swiss Code).

Pursuant to Bunge Global’s articles of association, the shareholders generally pass resolutions by the affirmative vote of a majority of the votes cast at the meeting (broker nonvotes, abstentions and blank and invalid ballots will be disregarded), unless otherwise provided by law or Bunge Global’s articles of association. In an election in which the number of candidates exceeds the number of the respective positions that are on the agenda at the general meeting, the candidates are elected by a plurality of the votes cast at the general meeting, such that the candidates receiving the most affirmative votes (up to the number of candidates to be elected) are elected and a majority votes cast shall not be a prerequisite to the election.

In addition, the NYSE requires a shareholder vote for certain matters such as:

●	the approval of equity compensation plans (or certain amendments to such plans);

●	the issuance of shares equal to or in excess of 20% of the voting power of the shares outstanding before the issuance of such shares (subject to certain exceptions, such as public offerings for cash and certain bona fide private placements);

●	certain issuances of shares to related parties; and

●	issuances of shares that would result in a change of control.

For these types of matters, the minimum vote which will constitute shareholder approval for NYSE listing purposes is the approval by a majority of votes cast, provided that the total vote cast on the proposal represents over 50% in interest of all securities entitled to vote on the proposal.

The Swiss Code requires the affirmative vote of at least two-thirds of the voting rights and a majority of the par value of the Common Shares, each as represented at a general meeting to approve the following matters:

●	the amendment to or the modification of Bunge Global’s corporate purpose;

●	the consolidation of shares listed on a stock exchange;

●	an increase in share capital through the conversion of equity surplus, against contributions in kind or by way of set-off with a receivable and the granting of special privileges;

●	the limitation or withdrawal of subscription rights;

●	the introduction of conditional share capital or the introduction of a capital band;

●	the restriction of the transferability of Common Shares and the cancellation of such restriction(s);

●	the introduction of shares with privileged voting rights;

●	the change of currency of the share capital;

●	the introduction of the casting vote of the acting chair in the general meeting;

●	the delisting of Bunge Global’s equity securities;

●	the relocation of Bunge Global’s place of incorporation;

●	the introduction of an arbitration provision in the articles of association; and

●	the dissolution of Bunge Global.

The same supermajority voting requirements apply to resolutions in relation to transactions among corporations based on the Merger Act, including a merger, demerger or conversion of a corporation (other than a cash-out or certain squeeze-out mergers, in which minority shareholders of the company being acquired may be compensated in a form other than through shares of the acquiring company, for instance, through cash or securities of a parent company of the acquiring company or of another company—in such a merger, an affirmative vote of 90% of the outstanding Common Shares is required). Swiss law may also impose this supermajority voting requirement in connection with the sale of “all or substantially all of its assets” by us.

Proxy Access

For any general meeting, a shareholder may submit a request to Bunge Global to include a nominee in the company’s proxy statement. A request for inclusion of a nominee must be in writing and received by Bunge Global at least 120 but not more than 150 calendar days prior to the anniversary of the general meeting for the preceding year. If the shareholder’s request includes all required information and documents, Bunge Global shall include in its proxy statement the name of the shareholder’s nominee for election, any required disclosures about the shareholder’s nominee, and the shareholder’s statement of support for the nominee (which may not exceed 500 words). Bunge Global may also include, in its exclusive discretion, additional information relating to the nominee, including any statement in opposition to the nomination.

Say on Pay

Bunge Global is required to hold non-binding shareholder advisory votes on executive compensation required by SEC rules. Bunge Global holds these advisory votes on an annual basis. In addition, under Swiss law, Bunge Global is required to hold annual binding shareholder votes on the prospective maximum aggregate amount of compensation of each of the board of directors (for the period between annual meetings) and the executive management team (for the fiscal year commencing after the annual general meeting at which ratification is sought). Shareholders are further required to vote at each annual general meeting, on an advisory basis, on the compensation report (established under Swiss law) regarding the compensation of the members of the Board of Directors and the executive management team in the preceding fiscal year.

Environmental, Social and Governance (“ESG”) Matters

Pursuant to article 964a et seq. of the Swiss Code, Bunge Global will be required to establish a report on non-financial matters covering the following matters: (1) environmental matters, in particular the CO2 goals; (2) social issues; (3) employee-related issues; (4) respect for human rights; and (5) combating corruption. The report must contain the information required to understand the business performance, the business result, the state of the undertaking and the effects of its activity on the above non-financial matters.

More particularly, the report must include: (1) a description of the business model; (2) a description of the policies adopted in relation to the matters referred to above, including the due diligence applied; (3) a presentation of the measures taken to implement these policies and an assessment of the effectiveness of these measures; (4) a description of the main risks related to the above matters and how the undertaking is dealing with these risks; in particular (a) risks that arise from the undertaking’s own business operations, and (b) provided this is relevant and proportionate, risks that arise from its business relationships, products or services; and (5) the main performance indicators for the undertaking’s activities in relation to the above matters.

The board of directors will be required to submit the report to shareholders for approval by the annual general meeting, for the first time in 2024 in relation to financial year 2023.

Quorum for General Meetings

Pursuant to Bunge Global’s articles of association, the presence of shareholders at the commencement of a general meeting, in person or by proxy, holding at least a majority of the Common Shares recorded in Bunge Global’s share register and generally entitled to vote at a meeting, is a quorum for adoption of any resolution or election at such general meeting. Bunge Global’s board of directors has no authority to waive the quorum requirements stipulated in the articles of association.

Inspection of Books and Records

Under the Swiss Code, a shareholder has a right to inspect the share register with regard to its, his or her own shares and otherwise to the extent necessary to exercise its, his or her shareholder rights. No other person has a right to inspect the share register. The books and correspondence of a Swiss company may be inspected with the express authorization of the general meeting of shareholders or by resolution of Bunge Global’s board of directors and subject to the safeguarding of the company’s business secrets. At a general meeting of shareholders, any shareholder is entitled to request information from Bunge Global’s board of directors concerning the affairs of the company. Shareholders may also ask the auditor questions regarding its audit of the company. Bunge Global’s board of directors and the auditor must answer shareholders’ questions to the extent necessary for the exercise of shareholders’ rights and subject to safeguarding prevailing business secrets or other material interests of Bunge Global.

Special Investigation

If the shareholders’ inspection and information rights as outlined above prove to be insufficient, any shareholder may propose to the general meeting of shareholders that specific facts be examined by a special commissioner in a special investigation. If the general meeting of shareholders approves the proposal, Bunge Global or any shareholder may, within three months after the general meeting of shareholders, request the court at Bunge Global’s registered office to appoint a special commissioner. If the general meeting of shareholders rejects the request, one or more shareholders representing at least 5% of the share capital or voting rights may request the court to appoint a special commissioner. The court will issue such an order if the petitioners can demonstrate that Bunge Global’s board of directors, any of Bunge Global’s directors or officers infringed the law or Bunge Global’s articles of association and thereby damaged the company or the shareholders. The costs of the investigation would generally be allocated to Bunge Global and only in exceptional cases to the petitioners.

Compulsory Acquisitions; Appraisal Rights

Business combinations and other transactions that are binding on all shareholders are governed by the Merger Act. A statutory merger or demerger requires that at least 66 2/3% of the Common Shares and a majority of the par value of the Common Shares represented at the general meeting of shareholders vote in favor of the transaction. Under the Merger Act, a “demerger” may take two forms:

●	a legal entity may divide all of its assets and transfer such assets to other legal entities, with the shareholders of the transferring entity receiving equity securities in the acquiring entities and the transferring entity dissolving upon deregistration in the commercial register; or

●	a legal entity may transfer all or a portion of its assets to other legal entities, with the shareholders of the transferring entity receiving equity securities in the acquiring entities.

If a transaction under the Merger Act receives all of the necessary consents, all shareholders would be compelled to participate in the transaction.

Swiss companies may be acquired by an acquirer through the direct acquisition of the share capital of the Swiss company. With respect to corporations limited by shares, such as us, the Merger Act provides for the possibility of a so-called “cash-out” or “squeeze-out” merger if the acquirer controls 90% of the outstanding Common Shares. In these limited circumstances, minority shareholders of the company being acquired may be compensated in a form other than through shares of the acquiring company (for instance, through cash or securities of a parent company of the acquiring company or of another company). For business combinations effected in the form of a statutory merger or demerger and subject to Swiss law, the Merger Act provides that if the equity rights have not been adequately preserved or compensation payments in the transaction are unreasonable, a shareholder may request the competent court to determine a reasonable amount of compensation.

In addition, under Swiss law, the sale of “all or substantially all of its assets” by Bunge Global may require a resolution of the general meeting of shareholders passed by holders of at least two-thirds of the voting rights and a majority of the par value of the Common Shares, each as represented at the general meeting of shareholders. Whether or not a shareholder resolution is required depends on the particular transaction, including whether the following test is satisfied:

●	the company sells a core part of its business, without which it is economically impracticable or unreasonable to continue to operate the remaining business;

●	the company’s assets, after the divestment, are not invested in accordance with the company’s statutory business purpose; and

●	the proceeds of the divestment are not earmarked for reinvestment in accordance with the company’s business purpose but, instead, are intended for distribution to shareholders or for financial investments unrelated to the company’s business.

If all of the foregoing apply, a shareholder resolution would likely be required.

Anti-Takeover Provisions

Our articles of association have provisions that could have an anti-takeover effect. These provisions are intended to enhance the likelihood of continuity and stability in the composition of Bunge Global’s board of directors and in the policies formulated by Bunge Global’s board of directors and may have the effect of discouraging actual or threatened changes of control by limiting certain actions that may be taken by a potential acquirer prior to its having obtained sufficient control to adopt a special resolution amending Bunge Global’s articles of association.

Under Swiss law, directors may at any time, with or without cause, be removed from office by resolution of the shareholders at a general meeting of shareholders holding the majority of the votes cast at the general meeting (whereby abstentions, broker nonvotes, blank or invalid ballots shall be disregarded for purposes of establishing the majority), provided that a proposal for such resolution has been put on the agenda for the meeting in accordance with the requirements of the Swiss Code and Bunge Global’s articles of association.

Under Swiss law, there is generally no prohibition of business combinations with interested shareholders. Any transactions of a company with interested shareholders must be done at arm's length terms and may not be unduly discriminatory to other shareholders. In certain circumstances, shareholders and members of Bunge Global’s board of directors of Swiss companies, as well as certain persons associated with them, must refund any payments they receive that are not made on an arm’s length basis.

Our articles of association include a capital band provision, according to which Bunge Global’s board of directors is authorized, at any time during a five-year period, to limit or withdraw the subscription rights of the existing shareholders in various circumstances.

Legal Name; Formation; Fiscal Year; Registered Office

The legal and commercial name of Bunge Global is Bunge Global SA. Bunge Global was initially formed on February 14, 2023. Bunge Global is incorporated and domiciled in Geneva, Switzerland, and operates under the Swiss Code as a stock corporation (Aktiengesellschaft). Bunge Global is recorded in the Commercial Register of the Canton of Geneva with the registration number CHE-318.451.510. Bunge Global’s fiscal year is the calendar year.

The address of Bunge Global’s registered office is Bunge Global SA, Route de Florissant 13, 1206 Geneva, Switzerland.

Corporate Purpose

Immediately prior to the Redomestication, Bunge Global was a subsidiary of Bunge Bermuda, and its business purpose was to acquire, hold, manage, exploit and sell, whether directly or indirectly, investments in businesses in Switzerland and abroad, in particular businesses that are involved in the utilization of agricultural resources, and to provide financing for this purpose. Upon completion of the Redomestication, Bunge Global became the new holding company of Bunge and its current business purpose is to acquire, hold, manage, exploit and sell, whether directly or indirectly, investments in businesses in Switzerland and abroad including, without limitation, the development, processing and marketing of agricultural fuel and other products and services. Bunge Global may engage in all other types of transactions that appear appropriate to promote, or are related to, its business purpose. Bunge Global may acquire, hold, manage, mortgage and sell real estate and intellectual property rights in Switzerland and abroad and may also fund other companies, in Switzerland or abroad.

Duration; Dissolution; Rights upon Liquidation

Bunge Global’s duration is unlimited. Bunge Global may be dissolved at any time with the approval of shareholders holding two-thirds of the voting rights and a majority of the par value of the Common Shares, each as represented at a general meeting. Dissolution by court order is possible if Bunge Global becomes bankrupt, or for cause at the request of shareholders holding at least 10% of Bunge Global’s share capital. Under Swiss law, any surplus arising out of liquidation, after the settlement of all claims of all creditors, will be distributed to shareholders in proportion to the paid-up par value of Common Shares held, with the difference between the par value plus qualifying capital contributions reserves and the amount of the distribution being subject to Swiss withholding tax requirements of 35%, all or part of which can potentially be reclaimed under the relevant tax rules in Switzerland or double taxation treaties concluded between Switzerland and foreign countries. Bunge Global’s Common Shares carry no privilege with respect to such liquidation surplus.

Uncertificated Shares

The Common Shares are issued in uncertificated, book-entry form.

Stock Exchange Listing

The Common Shares are listed on the New York Stock Exchange and trade under the symbol “BG.”

No Sinking Fund

The Common Shares have no sinking fund provisions.

No Liability for Further Calls or Assessments

The Common Shares are duly and validly issued, fully paid and nonassessable.

No Redemption and Conversion

The Common Shares are not convertible into shares of any other class or series or subject to redemption either by Bunge Global or the holder of the Common Shares.

Transfer and Registration of Common Shares

No restrictions apply to the transfer of Bunge Global’s Common Shares. So long as and to the extent that the Common Shares are intermediated securities within the meaning of the Swiss Federal Intermediated Securities Act, (i) any transfer of the Common Shares is effected by a corresponding entry in the securities deposit account of a bank or a depository institution, (ii) none of the Common Shares can be transferred by way of assignment, and (iii) a security interest in any of the Common Shares cannot be granted by way of assignment. Any person who acquires the Common Shares may submit a request to Bunge Global to be entered into the share register as a shareholder with voting rights, provided such persons expressly declare that they have acquired the Common Shares in their own name and for their own account, that there is no agreement on the redemption of the Common Shares and that they bear the economic risk associated with the Common Shares. Bunge Global’s board of directors may record nominees who hold Common Shares in their own name, but for the account of third parties, as shareholders of record with voting rights in the share register of the Company. Beneficial owners of Common Shares who hold Common Shares through a nominee exercise the shareholders' rights through the intermediation of such nominee. Bunge Global’s share register will initially be kept by Computershare Inc., which acts as transfer agent and registrar. The share register reflects only record owners of the Common Shares. Swiss law does not recognize fractional share interests

Item 7.01	Regulation FD Disclosure

On November 1, 2023, Bunge Global issued a press release announcing the completion of the Redomestication and the declaration of a dividend. The press release is attached as Exhibit 99.1 hereto and incorporated herein by reference.

Item 9.01	Financial Statements and Exhibits

(d) Exhibits

Exhibit No.	Description
2.1	Agreement and Plan of Merger, (filed as Exhibit 2.1 to Bunge Bermuda's Form 8-K filed on November 1, 2023 and incorporated herein by reference)
3.1	Articles of Association
3.2	Organizational Regulations
4.1	Second Supplemental Indenture, 1.63% Senior Notes due 2025, dated as of November 1, 2023 by and among Bunge Limited Finance Corp., Bunge Limited and U.S. Bank Trust Company, National Association (including the form of note)
4.2	Second Supplemental Indenture, 3.25% Senior Notes due 2026 dated as of November 1, 2023 by and among Bunge Limited Finance Corp., Bunge Limited and U.S. Bank Trust Company, National Association (including the form of note)
4.3	Second Supplemental Indenture, 3.75% Senior Notes due 2027 dated as of November 1, 2023 by and among Bunge Limited Finance Corp., Bunge Limited and U.S. Bank Trust Company, National Association (including the form of note)
4.4	Second Supplemental Indenture, 2.75% Senior Notes due 2031 dated as of November 1, 2023 by and among Bunge Limited Finance Corp., Bunge Limited and U.S. Bank Trust Company, National Association (including the form of note)
10.1	2009 Bunge Equity Incentive Plan, as amended and restated
10.2	Bunge 2016 Equity Incentive Plan, as amended and restated
10.3	Bunge 2017 Non-Employee Director Equity Incentive Plan, as amended and restated
99.1	Press Release, dated November 1, 2023
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Report to be signed on its behalf by the undersigned hereunto duly authorized.

Bunge Global SA

By:	/s/ John W. Neppl
John W. Neppl
Executive Vice President & Chief Financial Officer

Date: November 1, 2023